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                                                                    EXHIBIT 99.1


                THE STRATEGIC OUTSOURCING, INC. STOCK OPTION PLAN

         1. PURPOSE. This Plan is intended to assist the Corporation in maintaining and developing strong management and in encouraging the ability and industry which contributes materially to the success of the business of the Corporation by providing stock options to Key Employees in addition to salaries and other forms of compensation. To this end the Plan will promote the ownership of the Corporation's Common Stock by Key Employees and thereby increase their proprietary interest in the success of the Corporation. In furtherance of this purpose, both Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan.

         2. DEFINITIONS. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         a. BOARD means the Board of Directors of the Corporation.

         b. CODE means the Internal Revenue Code of 1986.

         c. COMMON STOCK means the $0.01 par value common stock of the Corporation and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Paragraph 9 below.

         d. CORPORATION means Strategic Outsourcing, Inc., a Delaware corporation.

         e. DISABILITY means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

         f. FAIR MARKET VALUE, with respect to a share of Common Stock at a particular time, shall be that value as determined by the Board which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the National Market System, the closing price of the Common Stock reported on said national securities exchange or the National Market System on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the National Market System, the closing price reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no closing price is reported on said date, then on the next preceding date on which there was such a closing price, or (iii) if at any time such price for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the National Market System, the fair market value determined by the Board on the basis of available prices for such Common Stock or in such other manner as the Board may deem reasonable.

         g. INCENTIVE STOCK OPTION means an option to purchase shares of Common Stock which is granted under the Plan and which qualifies as an incentive stock option under Section 422 of the Code.

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         h. KEY EMPLOYEE means a regular employee, whether or not a director, of the Corporation or a Subsidiary who is an officer or in a managerial or other key position, as determined by the Board, and who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the business and operations of the Corporation or a Subsidiary.

         i. NON-QUALIFIED OPTION means an option to purchase shares of Common Stock which is granted under the Plan and which is not an Incentive Stock Option.

         j. PARENT means a "parent corporation" within the meaning of Section 424(e) of the Code and the Regulations thereunder.

         k. PLAN means the Strategic Outsourcing, Inc. Stock Option Plan as set forth in this instrument, as the same may be amended from time to time.

         l. REGULATIONS means regulations promulgated by the United States Department of Treasury and in effect with respect to the Code.

         m. RETIREMENT means the termination of an employee's employment with the Corporation, its Subsidiaries and any Parent for any reason, by any party and at any time on or after the last day of the calendar month immediately preceding the month in which the employee attains the age of 60 years.

         n. STOCK OPTION AGREEMENT means the written agreement between a Key Employee and the Corporation evidencing the grant of an option under the Plan and setting forth the terms and conditions thereof and expressly stating whether the option granted therein is an Incentive Stock Option or a Non-Qualified Option.

         o. SUBSIDIARY means a "subsidiary corporation" within the meaning of
         Section 424(f) of the Code and the Regulations thereunder.

         p. SUCCESSOR CORPORATION means a corporation, or a parent or subsidiary corporation of such corporation, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

Further, unless the context or an express reference indicates otherwise, the term "option" as used in the Plan refers to both Incentive Stock Options and Non-Qualified Stock Options.

         3. ADMINISTRATION. The Plan shall be administered by the Board or a duly authorized committee of the Board. The Board shall have all of the powers necessary to enable it properly to carry out its duties under the Plan, including the power to delegate to a duly authorized committee of the Board the powers of the Board hereunder, and not in limitation of the foregoing, the Board shall have the power and duty to construe and interpret the Plan and to determine all questions that


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shall arise under the Plan, which interpretations and determinations shall be conclusive and binding upon all persons. The Board may establish from time to time such regulations, provisions, procedures and conditions of the options, and the grants thereof, which in its opinion may be advisable in the administration of the Plan.

         4. ELIGIBILITY. Only Key Employees shall be eligible to be granted options to purchase Common Stock under the Plan. The Board shall, from time to time, determine (i) those Key Employees to whom options shall be granted, (ii) whether the options to be granted shall be Incentive Stock Options or Non-Qualified Options, and (iii) the number of shares and conditions of each such option. The Board shall then grant such options. Further, no Key Employee shall be eligible to receive any Incentive Stock Option hereunder who, within the meaning of Section 422(b)(6) of the Code, at the time the option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary corporations.

         5. SHARES AVAILABLE FOR OPTION. The Board shall reserve for the purposes of the Plan, out of the authorized but unissued Common Stock, a total of 339,869 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Paragraph 9 of the Plan, shall be substituted for such shares or to which said shares shall be adjusted). The number of shares of Common Stock with respect to which options may be granted hereunder shall not exceed 339,869 (subject to adjustment in accordance with said Paragraph 9), which options in the discretion of the Board may be either Incentive Stock Options or Non-Qualified Options or a combination of both. In the event that an option granted under the Plan to any Key Employee expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of options under the Plan.

         6. GRANT OF OPTIONS. Subject to the provisions of the Plan, the Board shall have full and final authority to select the Key Employees to whom options shall be awarded and to determine (i) the number of shares to be covered by each option, (ii) whether the option to be granted shall be an Incentive Stock Option or a Non-Qualified Option, and (iii) the consideration to the Corporation for the granting of options, as well as the conditions, if any, which it may deem appropriate to ensure that such consideration will be received by, or will accrue to, the Corporation. In the discretion of the Board such consideration need not be the same, but may vary for options granted under the Plan at the same time or from time to time. In addition, as a condition to the grant of any option hereunder or the issuance of Common Stock pursuant to the exercise of any option granted hereunder, the Board may require that a Key Employee enter into, or agree to enter into, such shareholder, restrictive stock or other agreements affecting the ownership of Common Stock as the Board shall determine in its discretion. The Board may grant more than one option to a Key Employee during the term of the Plan, and any such option may be in addition to, or in substitution for, one or more options previously granted. Each option shall be confirmed by a Stock Option Agreement. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend, replace or renew outstanding options granted under the Plan, or accept the surrender of outstanding options under the Plan (to the extent not theretofore exercised) and grant


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new options in substitution therefor (to the extent not theretofore exercised).
Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the affected optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         7. OPTION PRICE. The Board shall establish the option exercise price at the time an option is granted. An Incentive Stock Option shall have an option exercise price per share of Common Stock not less than 100% of the Fair Market Value per share of Common Stock subject to said option at the time said option is granted. The option price of Non-Qualified Options granted hereunder may in the discretion of the Board be greater than, less than or equal to the Fair Market Value per share of Common Stock at the time such options are granted.

         8. EXERCISE OF OPTIONS.

         a. Subject to the further provisions of this Paragraph 8, each option granted under the Plan shall be exercisable at such times and on such conditions as may be determined by the Board at the time of the grant. In the event any option is exercisable in installments, the right to purchase shares pursuant to the exercise of the option shall be cumulative, so that when the right to purchase any shares has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option. The terms and conditions under which an option may be exercised after an optionee's termination of employment with the Corporation, a Parent or Subsidiary of the corporation or Successor Corporation shall be determined by the Board.

         b. The Board shall determine the term of each option at the time of the grant; PROVIDED, HOWEVER, no Incentive Stock Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it is granted.

         c. Options granted under the Plan shall not be transferable by the optionee other than by will, or if the optionee dies intestate, by the laws of descent and distribution of the state of the optionee's domicile at the time of the optionee's death.

         d. The option price for each share of Common Stock purchased pursuant to the exercise of each option shall, at the time of the exercise of the option, be paid in full (i) in cash or (ii) with the consent of the Board, in whole or in part in shares of Common Stock or in options to purchase Common Stock held by the optionee. Any such shares of Common Stock or options to purchase Common Stock so accepted in payment of any part of the option price shall not serve to increase the number of shares of Common Stock otherwise available for issuance under the Plan. Each purchased share shall be issued and delivered to the person entitled thereto at Charlotte, North Carolina.

         e. To the extent that an option is not exercised within the period of time prescribed therefor as set forth in the Plan or the Stock Option Agreement with respect to such option, the option shall lapse and all rights of the optionee thereunder shall terminate. The exercise


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         of Non-Qualified Options granted hereunder shall not affect the exercise of Incentive Stock Options granted hereunder or vice versa.

         9. ADJUSTMENT OF NUMBER OF SHARES. In the event that a dividend shall be declared upon Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Paragraph 9, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and each Stock Option Agreement entered into under the Plan. In the case of any such substitution or adjustment as provided for in this Paragraph 9 the option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Paragraph 9. No adjustment or substitution provided for in this Paragraph 9 shall require the Corporation in any Stock Option Agreement to issue a fractional share and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

         10. AMENDMENT OF PLAN. The Board shall have the right to amend, suspend or terminate the Plan at any time provided that except as and to the extent authorized and permitted by Paragraph 9 above, no amendment shall be made which shall (i) increase the total number of shares which may be issued and sold pursuant to options granted under the Plan, (ii) decrease the minimum option price in the case of Incentive Stock Options, (iii) change the class of employees eligible to receive option, or (iv) withdraw the administration of the Plan from the Board or a duly authorized committee of the Board, unless such amendment is made by or with the approval of the shareholders of the Corporation. Notwithstanding the foregoing, the Board shall have the right without shareholder approval to amend the Plan in any manner necessary to qualify the Plan as a plan under which Incentive Stock Option may be granted or to change the Plan in any manner not previously permitted by the Code for Incentive Stock Options but authorized by amendments to the Code


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enacted subsequent to the effective date of the Plan, regardless of whether such amendment is mandatory or permissive under the Code or expands or restricts the Plan, unless such shareholder approval is required by the Code, Regulations or by any other applicable law.

         11. INDEMNIFICATION OF BOARD. The members of the Board shall be indemnified by the Corporation to the fullest extent permitted by Delaware law.

         12. COMPLIANCE WITH LAW AND OTHER CONDITIONS. No shares shall be issued pursuant to the exercise of any option granted under the Plan prior to compliance by the Corporation to the satisfaction of its counsel with any applicable laws or regulations.

         13. GOOD FAITH ATTEMPTS. To the extent consistent with Section 422(c)(1) of the Code and the Regulations thereunder, the requirement set forth in Paragraph 7 of the Plan that the option price of an Incentive Stock Option granted under the Plan be not less than 100% of the Fair Market Value of the Common Stock subject to such option at the time such option is granted shall be considered to have been met if the Board has made a good faith attempt to meet the requirements of Section 422(b)(4) of the Code and the Regulations thereunder, as applicable, and such requirements are considered to have been met pursuant to Section 422(c)(1) of the Code.

         14. CONSTRUCTION. It is intended that all Incentive Stock Options granted under the Plan shall constitute "incentive stock options" under Section 422 of the Code and to that end the Plan and all Stock Option Agreements providing for Incentive Stock Options entered into pursuant to the Plan shall be construed and interpreted so that all Incentive Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code.

         15. EFFECTIVE DATE AND DURATION OF PLAN. The effective date of the Plan shall be January 22, 1997, subject to approval of the Plan by the Corporation's stockholders on or before June 30, 1997. No options may be granted under the Plan subsequent to January 21, 2007.


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